UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 10, 2022
AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431		95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
(909) 394-3600
Registrant's telephone number, including area code

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-12008		95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American States Water Company Common Shares	AWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On August 10, 2022, Sarah J. Anderson provided the Company with advance written notice of her plans to resign as a member of the Boards of Directors (the “Boards”) of American States Water Company (NYSE: AWR) and Golden State Water Company effective February 8, 2023 in order to allow the Boards time to find a replacement. Ms. Anderson’s resignation as a director is purely for personal/family reasons and does not stem from any disagreement with the Boards or the Company’s management on any matters relating to the Company’s operations, policies or practices. Ms. Anderson provided the advance notice to allow the Boards sufficient time to find her replacement and to minimize disruption of the important work of the Boards.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:
August 12, 2022	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY:
August 12, 2022	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer and Secretary